Exhibit 10.2

ROUTE SECURITY AGREEMENT

Between

NORTHWEST AIRLINES, INC.

and

CITICORP USA, INC.,

as Collateral Agent

Dated as of August 21, 2006

i

Section 23.	Headings	17
Section 24.	Execution in Counterparts	17
Section 25.	Successors and Assigns	17
Section 26.	The Pledgor’s Duties	17
Section 27.	Limited Obligations	17
Section 28.	Construction of Schedule I	18

Schedule I – Pledged Routes

ii

ROUTE SECURITY AGREEMENT

ROUTE SECURITY AGREEMENT, dated as of August 21, 2006 (as amended, modified or supplemented from time to time, the “Agreement”), between NORTHWEST AIRLINES, INC., a Minnesota corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code or such entity that becomes a guarantor and a loan party under the Credit Agreement herein referred to in accordance with Section 5.5 thereof, as applicable (the “Pledgor”) and CITICORP USA, INC., as Collateral Agent (the “Collateral Agent”), for the benefit of the Secured Creditors (as defined in the Credit Agreement).  Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, the Pledgor and the Collateral Agent are parties to that certain Super Priority Debtor in Possession and Exit Credit and Guarantee Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Agents (as defined therein), the Lenders, Pledgor, Northwest Airlines Corporation, a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code or such entity that becomes a guarantor and a loan party under the Credit Agreement pursuant to Section 5.5 thereof, as applicable, Northwest Airlines Holdings Corporation, a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code or such entity that becomes a guarantor and a loan party under the Credit Agreement pursuant to Section 5.5 thereof, NWA Inc., a Delaware corporation, a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code or such entity that becomes a guarantor and a loan party under the Credit Agreement pursuant to Section 5.5 thereof, as applicable;

WHEREAS, in order to induce Agents and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Loans and to issue (or participate in) Letters of Credit as provided for in the Credit Agreement, Pledgor has agreed to grant a continuing Lien on the Collateral to secure the Obligations; and

WHEREAS, the Pledgor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged; the Pledgor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

Section 1.               Pledge.  The Pledgor hereby pledges to the Collateral Agent and grants to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the following (the “Collateral”), to secure all of the Obligations:

(i)            all of the right, title and interest of the Pledgor in, to and under each and every Pledged Route, Slot, Foreign Slot and Gate Leasehold, in each case whether now existing or hereafter arising (including any renewals of any existing Pledged Routes listed on Schedule I) from time to time; and

(ii)           all Proceeds of any and all of the foregoing;

provided, however, that notwithstanding any other provision of this Agreement or the Credit Agreement, this Agreement shall not constitute a grant of a security interest in any Gate Leaseholds (and, no such property shall be “Collateral” for purposes of this Agreement) to the extent that such grant of a security interest or the enforcement of such grant of a security interest is prohibited by any Requirement of Law or a Governmental Authority, requires a consent not obtained of any Governmental Authority or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to the Pledgor’s interest in such Gate Leaseholds, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

Section 2.               Obligations.  This Agreement secures, and the Collateral is collateral security for, the Obligations.

Section 3.               No Release.  Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Collateral Agent or any Secured Creditor to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or impose any liability on the Collateral Agent or any Secured Creditor for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement, or in respect of the Collateral or made in connection herewith or therewith.  This Section shall survive the termination of this Agreement and the discharge of the Pledgor’s other obligations hereunder and under the Loan Documents.

Section 4.               Representations, Warranties and Covenants.  The Pledgor represents, warrants and covenants as follows:

(i)            All filings, registrations and recordings necessary or reasonably requested by the Collateral Agent to create, preserve, protect and perfect the security interests granted by the Pledgor to the Collateral Agent for the benefit of the Secured Creditors hereby in respect of the Collateral have been accomplished by the Pledgor to the extent that such security interests can be perfected under the Uniform Commercial Code and the Federal Aviation Act.  The security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to this instrument in and to the Collateral constitute and hereafter will constitute a perfected security interest therein superior and prior to the rights of all other Persons therein (to the extent such perfection and priority can be obtained under the Uniform Commercial Code or by filing a record of such security interest with the FAA) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code, the Federal Aviation Act as enacted in any relevant jurisdiction to perfected security interests.

(ii)           The Pledgor is, and as to Collateral acquired by it from time to time after the date hereof the Pledgor will be, the owner of all Collateral free from any Lien except for the Lien and security interest created by this Agreement, Permitted Liens and subject to the Federal Aviation Act, and except for any Lien in favor of a lessor created under the terms of an agreement giving rise to a Gate Leasehold.  The Pledgor shall defend the Collateral against any and all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any Secured Creditor.

(iii)          There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on the date hereof, covering or purporting to cover any interest of any kind in the Collateral, and so long as the Credit Agreement has not been terminated or any of the Obligations remain, the Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction), or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Pledgor and except as may be otherwise permitted by the Credit Agreement.

(iv)          The chief executive offices of the Pledgor as of the date of this Agreement are located at 2700 Lone Oak Parkway, Eagan, MN 55121.  The Pledgor shall not, until it shall have given to the Collateral Agent not less than 45 days’ prior written notice of its intention to do so, (a) move its chief executive office from the location referred to in the previous sentence or change its jurisdiction of incorporation or (b) change its name, identity or corporate or other organizational structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading; and the Pledgor shall, in each case, provide such other information in connection therewith as the Collateral Agent may reasonably request and shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent on behalf of the Secured Creditors in the Collateral intended to be granted hereby.

(v)           Set forth on Schedule I is a true, correct and complete list of the Pledged Routes as of the date hereof, including a copy of each certificate or order issued by the DOT and the applicable Foreign Aviation Authority representing such Pledged Routes.

The Pledgor represents and warrants that it holds the requisite authority to operate over each of the Pledged Routes pursuant to the Federal Aviation Act and all rules and regulations promulgated thereunder, subject only to the regulations of the DOT, the FAA and the applicable Foreign Aviation Authority, and that it has, at all times after obtaining each such Pledged Route, complied in all material respects with all of the terms, conditions and limitations of each such certificate or order issued by the DOT and the applicable Foreign Aviation Authority and with all applicable provisions of the Federal Aviation Act and applicable rules and regulations promulgated thereunder and that there exists no material violation of such terms, conditions or limitations that gives the FAA, DOT or the applicable Foreign Aviation Authority the right to terminate, cancel, withdraw or modify the rights of the Pledgor in any such Pledged Routes.  The Pledgor further represents and warrants that, as of the date hereof, none of the airports located in the United States of America at which the Borrower conducts scheduled operations for direct non-stop flights to Asia using the Pacific Routes is a slot-constrained airport.  If any of the airports located in the United States of America at which the Borrower conducts scheduled operations for direct non-stop flights to Asia using the Pacific Routes is or becomes a slot-constrained airport after the Closing Date, the Pledgor shall promptly notify the Collateral Agent thereof.

(vi)          The Pledgor is a Citizen of the United States and a Certified Air Carrier.  All material licenses, permits, authorizations, certificates of compliance, certificates of public convenience and necessity and other certificates (including, without limitation, air carrier operating certificates and operations specifications issued by the FAA pursuant to 14 C. F. R. Part 121) which are required by the DOT or the FAA and which are adequate for the conduct of the business of the Pledgor are in force and duly issued to the Pledgor.  There are no license fees owed on the Pledgor’s DOT or FAA licenses, certificates or authorizations.  The Pledgor is in compliance with all material requirements of the certificates and authorizations issued to it by the DOT or the FAA.

(vii)         The Pledgor has full corporate power and authority and legal right to pledge all of the Collateral pursuant to this Agreement.

(viii)        No consent of any other party (including, without limitation, stockholders or creditors of the Pledgor), and no consent, authorization, approval, or other action by, and (except in connection with the perfection of the Lien created hereby) no notice to or filing with, any Governmental Authority or other Person is required either (x) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (y) for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; provided, however, that the transfer of Pledged Routes is subject to the consent of the DOT and may be subject to the consent of the applicable Foreign Aviation Authority as set forth in Section 10B below.

(ix)           All information set forth herein relating to the Collateral is accurate in all material respects as of the date hereof.

(x)            This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Pledgor contained herein, in the other Loan Documents, and otherwise in writing in connection herewith or therewith.

Section 5.               Supplements, Further Assurances.  The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be required or that the Collateral Agent reasonably deems necessary, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral including, without limitation, any actions reasonably requested by the Collateral Agent to register, record and identify the Collateral Agent as a “Holder” of a Slot with the FAA and to cause evidence of its title to be duly recorded, filed or filed for recording, to the extent permitted or required under any applicable law, by the Pledgor as owner and any actions reasonably requested by the Collateral Agent required to perfect preserve and protect any such security interest under other applicable laws.

Section 6.               Provisions Concerning Pledged Collateral.

(i)            Financing Statements.  The Pledgor hereby authorizes the Collateral Agent, at any time and from time to time, to file or record such financing statements and amendments thereto, in form and substance acceptable to the Collateral Agent, as may from time to time be required or necessary to grant, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein (to the extent such perfection and priority can be obtained by filing a Uniform Commercial Code financing statement or by filing a record of such security interest with the FAA), and the other rights, as against third parties, provided hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law.  The Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing statements and amendments thereto.

(ii)           Compliance with Laws and Regulations.  The Pledgor shall promptly comply in all material respects with all laws, ordinances; orders, rules, regulations, and requirements of all Federal, state, municipal or other governmental or quasi-governmental authorities or bodies including, without limitation, Foreign Aviation Authorities, then having jurisdiction over the Collateral (or any part thereof) and/or the use thereof by the Pledgor, of every nature and kind (the “Requirements”) including any of the same which relate to or require changes or requirements incident to or as the result of any use thereof or otherwise, and the Pledgor shall so comply, whether or not such Requirements shall now exist or shall hereafter be enacted or promulgated and whether or not the same may be said to be within the present contemplation of the parties hereto.  Notwithstanding the foregoing, if the Pledgor contests a Requirement, it shall not be obligated to comply with such Requirement to the extent such non-compliance or deferral is consistent with law and does not have a materially adverse effect on the Collateral or the security interest therein.

(iii)          Notice of Laws.  The Pledgor agrees to give the Collateral Agent notice of any violations of any Requirement enacted, passed, promulgated, made, issued or adopted by any of the governmental departments or agencies or authorities hereinbefore mentioned affecting the Collateral or the Pledgor’s use thereof, a copy of which is served upon or received by the Pledgor, or otherwise brought to the attention of the Pledgor, by mailing within thirty (30) business days after such service, receipt, or after the same otherwise comes to the attention of the Pledgor, a copy of each and every one thereof to the Collateral Agent.  At the same time, the Pledgor will inform the Collateral Agent as to the work or steps which the Pledgor proposes to do or take in order to correct the violation.  Notwithstanding the foregoing, however, if such work or step would require any alterations which would, in the Collateral Agent’s reasonable opinion, reduce the value of the Collateral or change the general character or use of the Collateral, the Pledgor may, with the consent of the Collateral Agent, defer compliance therewith, as long as such deferral is consistent with applicable law in order that the Pledgor may, with the consent of the Collateral Agent, at the Pledgor’s expense, contest or seek modification of or other relief with respect to such Requirements, but nothing herein shall relieve the Pledgor of the duty and obligation, at the Pledgor’s expense, to comply with such Requirements, or such Requirements as modified, whenever the Collateral Agent shall so direct.

Section 7.               Collateral Agent Appointed Attorney-in-Fact.  The Pledgor hereby appoints the Collateral Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise; from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney-in-fact is coupled with an interest.

Section 8.               Collateral Agent May Perform.  If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including, without limitation, the fees and expenses of its counsel, incurred in connection therewith, shall be payable by the Pledgor and shall be considered Obligations.

Section 9.               The Collateral Agent.  It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement.  The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 10 of the Credit Agreement.

Section 10.             Events of Default, Remedies:

A.            Events of Default.  It shall be an Event of Default hereunder if under the Credit Agreement an “Event of Default” (as such term is defined in the Credit Agreement) shall occur.

B.            Remedies: Obtaining the Collateral Upon Event of Default.  If any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent (acting at the direction and with the consent of the Required Lenders) may, at any time or from time to time during such Event of Default:

(i)            Declare the entire right, title and interest of the Pledgor in and to the Collateral vested, subject to the requirements imposed by the Federal Aviation Act and the DOT (and, in the case of Gate Leaseholds, the requirements imposed by the applicable Governmental Authorities and/or airport authorities), in which event such rights, title and interest shall immediately vest in the Collateral Agent, in which case the Pledgor agrees to execute and deliver such deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the DOT, FAA, applicable Foreign Aviation Authorities or any other governmental or regulatory authority having jurisdiction over any such Pledged Route or the use thereof) as shall be requested by the Collateral Agent in order to effectuate the transfer of such Collateral, together with copies of the certificates or orders issued by the DOT and the Foreign Aviation Authorities representing same and any other rights of the Pledgor with respect thereto, to any designee or designees selected by the Collateral Agent and approved by the DOT, it being understood that, as of the date hereof, the DOT may approve transfers of the Pledged Routes only to duly certificated U.S. citizen “air carriers”; it being further understood that the Pledgor’s obligation to deliver such Collateral and such documents and instruments with respect thereto is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Pledgor of said obligations; and

(ii)           Sell or otherwise liquidate, or direct the Pledgor to sell or otherwise liquidate, any or all of the Collateral or any part thereof, subject to the requirements imposed by the Federal Aviation Act and the DOT (and, in the case of the Gate Leaseholds, the requirements imposed by the applicable Government Authorities and/or airport authorities) and take possession of the proceeds of any such sale or liquidation.

C.            Remedies; Disposition of the Collateral.

(i)            If any Event of Default shall have occurred and be continuing, the Collateral Agent may from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and to the extent not in violation of applicable law, including the Federal Aviation Act, and subject to the approval of the DOT or its successor or nominee, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in all relevant jurisdictions at the time of such Event of Default, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for fixture delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.  To the extent not inconsistent with the Federal Aviation Act and the DOT requirements and any additional requirements of the applicable Governmental Authorities and/or airport authorities, the Collateral Agent or any other Secured Creditor may be the purchasers of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale.  Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Pledgor hereby waives, to the full extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(ii)           Except as otherwise provided herein, the Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law; and the Pledgor hereby further waives to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession; (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Pledgor.

Section 11.             Application of Proceeds.

(a)           Any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Section 10 of this Agreement shall be applied from time to time by the Collateral Agent:

(i)            first, to the payment of all Obligations owing the Collateral Agent in its capacity as Collateral Agent;

(ii)           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors, with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

(iii)          third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 15 hereof, to the Pledgor or as required by the Intercreditor Agreement or applicable law.

(b)           For purposes of this Agreement “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Obligations and the denominator of which is the then outstanding amount of all Obligations.

(c)           If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in .overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Creditors, with each Secured Creditor whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Creditor and the denominator of which is the unpaid Obligations of all Secured Creditors entitled to such distribution.

(d)           It is understood that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and (ii) of Section 11(a).

Section 12.             No Waiver; Discontinuance of Proceeding.

(a)           Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Agreement or the other Loan Documents now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein.  No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.  In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

(b)           In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Pledgor, the Collateral Agent and each holder of any of the Obligations shall to the extent permitted by applicable law be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

Section 13.             Indemnification.

(a)           The Pledgor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 13 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 13 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage; provided that no Indemnitee shall be indemnified pursuant to this Section 13(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee.  The Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the Pledgor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify the Pledgor of any such assertion of which such Indemnitee has knowledge.

(b)           Without limiting the application of Section 13(a), the Pledgor agrees to pay, or reimburse the Collateral Agent for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including; without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)           If and to the extent that the Obligations of the Pledgor under this Section 13 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)           Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral.  The indemnity obligations of the Pledgor contained in this Section 13 shall continue in full force and effect notwithstanding the payment of all of the Loans issued under the Credit Agreement and the payment of all other Obligations thereunder and notwithstanding the discharge thereof.

Section 14.             Amendments, etc.  This Agreement may not be amended, modified or waived except with the written consent of the Pledgor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 11.1 of the Credit Agreement, all of the Lenders).  Any amendment, modification or supplement of or to any provision of this Agreement, any termination or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  No notice to or demand upon the Pledgor in any instance hereunder shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

Section 15.             Termination; Release.

(a)           After the payment in full in cash of the Obligations, this Agreement shall terminate (provided that all indemnities set forth herein shall survive) and the Collateral Agent,

at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor,(without recourse and without any representation or warranty) such of its Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.  As used in this Agreement, “Termination Date” shall mean the date upon which the Loans and the other Obligations under the Loan Documents shall have been indefeasibly paid in full and the Commitments have been terminated.

(b)           In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement or this Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.1 of the Credit Agreement) and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral of the Pledgor as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

(c)           At any time that the Pledgor desires that Collateral be released as provided in the foregoing Section 15(a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer or another authorized senior officer stating that the release of the respective Collateral is permitted pursuant to Section 15(a) or (b).  If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Pledgor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence.  The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 15.

(d)           Notwithstanding anything to the contrary contained herein or in any other Loan Document, no such Collateral shall be released in connection with clause (b) of this Section 15 unless the corresponding liens (if any) of U.S. Bank and the PBGC (as defined in the Intercreditor Agreement) and any other lien on such Collateral permitted under Section 7.3(f) of the Credit Agreement are released prior to or concurrently with any such release hereunder.

Section 16.             Definitions.  The following terms shall have the following meanings.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Agreement” has the meaning provided in the preamble hereto.

“Certificated Air Carrier” has the meaning provided in the Credit Agreement.

“Citizen of the United States” has the meaning provided in the Credit Agreement.

“Collateral” has the meaning provided in Section 1 hereof.

“Credit Agreement” has the meaning provided in the recitals hereof.

“DOT” has the meaning provided in the Credit Agreement.

“Event of Default” has the meaning provided in Section 10.A hereof.

“FAA” has the meaning provided in the Credit Agreement.

“Federal Aviation Act” shall mean the Federal Aviation Act of 1958, as amended and recodified in Title 49, United States Code, or any similar legislation of the United States to supersede; amend or supplement such Act and the rules and regulations promulgated thereunder.

“Foreign Aviation Authority” has the meaning provided in the Credit Agreement.

“Foreign Slots” has the meaning provided in the Credit Agreement.

“Governmental Authority” has the meaning provided in the Credit Agreement.

“Indemnitee” shall have the meaning provided in Section 13 hereof.

“Obligations” has the meaning provided in the Credit Agreement.

“Pledged Routes” shall mean, at any time, the “Pacific Routes” as such term is defined in the Credit Agreement.

“Pledgor” has the meaning provided in the preamble hereto.

“Proceeds” shall have the meaning assigned that term under the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to the Pledgor or any Affiliate of the Pledgor from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever), made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Collateral, (iv) products of the Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Pro Rata Share” has the meaning provided in Section 11(b) hereof.

“Requirement of Law” has the meaning provided in the Credit Agreement.

“Requirements’ has the meaning provided in Section 6(iii) hereof.

“Secured Creditors” has the meaning provided in the Credit Agreement.

“Termination Date” has the meaning provided in Section 15 hereof.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

Section 17.             Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and shall be delivered, mailed, telegraphed, telexed, facsimile transmitted or cabled, addressed:

(a)	if to the Pledgor, to its office at:

Northwest Airlines, Inc.
2700 Lone Oak Parkway
Eagan, Minnesota 55121
	Fax:	(612) 726-2274
	Attention:	Daniel B. Matthews
Senior Vice President and Treasurer

(b)	if to the Collateral Agent, to its office at:

Citicorp USA, Inc.
388 Greenwich Street, 20th Floor
New York, New York 10013
	Telephone:	(212) 816-2374
	Fax:	(212) 816-2613
	Attention:	James McCarthy

with a copy to:

Latham & Watkins LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, IL 60606
	Telephone:	(312) 876-7700
	Fax:	(312) 993-9767
	Attention:	James W. Doran and David S. Heller

(c)           if to any Lender, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Lender shall have specified in the Credit Agreement;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.  All such notices and communications shall, when mailed, telegraphed, telexed, facsimile transmitted or cabled or sent by overnight courier, be effective on the third Business Day following deposit in the U.S. mails, certified, return receipt requested, when delivered to the telegraph company, cable company or on the day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent.

Section 18.             Continuing Security Interest; Transfer of Notes.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full in cash of all Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Creditor and each of their respective successors, transferees and assigns; no other persons (including, without limitation, any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing clause (iii) and subject to the provisions of the Credit Agreement, any Secured Creditor may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Creditor herein or otherwise, subject, however, to the provisions of the Credit Agreement.

Section 19.             Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 20.             Consent to Jurisdiction and Service of Process.  All judicial proceedings brought against the Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement, the Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  The Pledgor designates and appoints CT Corporation System, 1633 Broadway, New York, New York 10019 and such other Persons as may hereafter be selected by the Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Pledgor to be effective and binding service in every respect.  A copy of any such process so served shall be mailed by registered mail to the Pledgor at the address set forth on the signature page of this Agreement, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process.  If any agent appointed by the Pledgor refuses to accept service, the Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against the Pledgor in the courts of any other jurisdiction.

Section 21.             Security Interest Absolute.  The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor, except to the extent that the enforceability thereof may be limited by any such event; (b) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document, except as specifically set forth in a waiver granted pursuant to Section 14; (c) any amendment to or modification of any Loan Document or any security for any of the Obligations, whether or not the Pledgor shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to Section 14; (d) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

or (e) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

Section 22.             Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 23.             Headings.  Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 24.             Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same Agreement.  A set of the counterparts executed by all the parties hereto shall be lodged with the Pledgor and the Collateral Agent.

Section 25.             Successors and Assigns.  This Agreement shall be binding upon the Pledgor and its successors and assigns and shall inure to the benefit of the Collateral Agent and each Secured Creditor and their respective successors and assigns; provided that the Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent.  All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Secured Creditors or on their behalf.

Section 26.             The Pledgor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or with respect to any Collateral.

Section 27.             Limited Obligations.  It is the desire and intent of the Pledgor, the Collateral Agent and the Secured Creditors that this Agreement shall be enforced against the Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If and to the extent that the obligations of the Pledgor under this Agreement shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers, which laws would determine the solvency of the Pledgor by reference to the full amount of the Obligations at the time of the execution and delivery of this Agreement), then the amount of the Obligations of the Pledgor shall be deemed to be reduced and the Pledgor shall pay the maximum amount of the Obligations which would be permissible under the applicable law.

Section 28.             Construction of Schedule I.  It is understood and agreed that the last two columns of Schedule I are intended to be descriptive of the Pledged Routes listed on such Schedule as of the date hereof and shall not be construed as limiting in any way the Collateral subject to this Agreement.

[Remainder of Page Intentionally Left Blank]

[Signature Pages Follow]

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

NORTHWEST AIRLINES, INC

By:	/s/ Daniel B. Matthews
	Name:	Daniel B. Matthews
	Title:	Senior Vice President and Treasurer

CITICORP USA, INC.,
as Collateral Agent

By:	James J. McCarthy
	Name:	James J. McCarthy
	Title:	Director/Vice President

SIGNATURE PAGE TO

THE ROUTE SECURITY AGREEMENT

SCHEDULE I

Schedule of Pledged Routes

Route to be Pledged	Certification or Exemption Authority	Route Number of Certificate Containing Authority	Issued by DOT/CAB Order	Current Expiration Date

U.S.–Japan and beyond with open intermediates	Certificate	Route 129	Order 98-6-22 OST 98-3441	Indefinite (Subject to continuing effect under APA; renewal filed 12/20/2003)

U.S.–China (named U.S. gateways to named points in China, via Japan)	Certificate	Route 378	Order 99-2-8 OST 97-3177	Indefinite (Subject to continuing effect under APA; renewal filed 8/1/2003)

Detroit-Beijing added as Segment 2	Certificate	Route 378	Order 2001-12-8 Docket OST-95-969	Indefinite (Subject to continuing effect under APA; renewal filed 6/5/2006)

U.S.–China all-cargo with open intermediates and beyond	Certificate	Route 828	Order 2005-3-40 OST-04-19077	4/1/2010

U.S.-China 9 weekly roundtrip frequencies	Frequency Allocation		NOAT 11/13/98 Docket OST-96-1934	None

Sch. I-1

U.S.–China 6 weekly roundtrip frequencies	Frequency Allocation	Order 99-8-9 Docket OST-99-5539	None

U.S.–China 1 weekly roundtrip frequencies	Frequency Allocation	Order 2001-1-6 Docket OST-99-6323	None

U.S.–China 7 weekly combination frequencies	Frequency Allocation	Order 2004-7-23 Docket OST-2004-18469	None

U.S.–China 6 weekly all-cargo frequencies	Frequency Allocation	Order 2004-10-8 Docket OST-2004-18468	None

U.S. - China 3 weekly all-cargo frequencies	Frequency Allocation	Order 2005-3-40 Docket OST-04-19077	None

Hong Kong- Manila 4 weekly 5th Freedom all-cargo frequencies	Frequency Allocation	Order 2003-9-9 Docket OST 2002-14049	None

Hong Kong- Manila 2 weekly 5th Freedom all-cargo frequencies	Frequency Allocation	NOAT 6/23/05 Docket OST-05-21285	None

Hong Kong-Seoul 1 weekly 5th Freedom all-cargo frequencies	Frequency Allocation	NOAT 5/11/04 Docket OST-2004-17279	None

All Foreign Slots.

Sch. I-2